UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)     March 9, 2018 __

PLY GEM HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	001-35930	20-0645710
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5020 WESTON PARKWAY, SUITE 400 CARY, NORTH CAROLINA	27513
(Address of principal executive offices)	(Zip Code)

(919) 677-3900

(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On March 9, 2018, Ply Gem Industries, Inc. (the “Issuer”), a wholly owned subsidiary of Ply Gem Holdings, Inc. (the “Company”), issued a conditional notice of full redemption pursuant to the indenture governing its 6.50% Senior Notes due 2022 (the “6.50% Senior Notes”) announcing that it intends to redeem, subject to the condition described below, all of its outstanding 6.50% Senior Notes on April 9, 2018 (the “Redemption Date”) at a redemption price equal to 103.250% of the principal amount of the 6.50% Senior Notes, plus accrued and unpaid interest thereon to, but not including, the Redemption Date (the “Redemption”).

The Redemption is conditioned upon the consummation of the acquisition of the Company by Pisces Midco, Inc. on or prior to the Redemption Date on terms satisfactory to the Issuer in its sole discretion (the “Redemption Condition”). In the Issuer’s discretion, the Redemption Date may be delayed until such time as the Redemption Condition shall be satisfied. In the Issuer’s discretion, if the Redemption Condition is not satisfied on or prior to the Redemption Date (or by the Redemption Date as so delayed), the conditional notice of full redemption may be rescinded by the Issuer and shall be of no effect. The acquisition of the Company by Pisces Midco, Inc. is subject to a number of conditions. As a result, there can be no assurance that the Redemption will occur on April 9, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  March 12, 2018

PLY GEM HOLDINGS, INC.

By:	/s/ Shawn K. Poe
Name:	Shawn K. Poe
Title:	Executive Vice President, Chief Financial Officer and Secretary